EXHIBIT 10.12
                               OPERATING AGREEMENT

     AGREEMENT dated November 4, 1998, between RESEARCH PARTNERS INTERNATIONAL, INC. ("RPII"), a Delaware corporation, and GAINES, BERLAND INC. ("GBI"), a New York corporation. As used herein, the term "RPII" shall refer to Research Partners International, Inc. and, as appropriate, each of its operating broker dealer subsidiaries.

                  RECITALS:

     A. RPII and GBI are each engaged in various aspects of the securities industry, including retail brokerage;

     B. Concurrently with the execution of this Agreement, RPII and GBI (and certain of their other affiliates) are entering into an agreement ("Merger Agreement") providing for the merger of GBI with a subsidiary of RPII (the "Merger");

     C. RPII and GBI desire to enter into this Agreement to provide for consolidation of certain of their operations in advance of the Merger, the management of their operations upon effectiveness of the Merger and the separation of their consolidated operations in the event that an agreement providing for the Merger is not entered into or is terminated prior to the Merger becoming effective.

     IT IS AGREED:

                                    ARTICLE I
                           CONSOLIDATION OF OPERATIONS

     1.1 Sharing of Office Space.

     (a) Upon the mutual agreement of RPII and GBI at any time after execution of this Agreement, RPII and GBI will prepare and file with NASD Regulation, Inc. ("NASDR") (and all other regulatory agencies having jurisdiction) all documents necessary for them to obtain the consent of NASDR (and such other regulatory


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agencies)  to enable  them to share  office  space in the New York City and Boca
Raton (Mizner), Florida offices of RPII and the Bethpage, New York office of GBI for the purpose of the retail sale of securities.

     (b) If the consents of NASDR (and such other regulatory agencies) to the sharing of office space (collectively, the "Sharing Consents") are obtained prior to the effective date of the Merger (the "Effective Date") or if RPII and GBI are advised that no Sharing Consents are necessary, RPII, as soon as practicable thereafter, will close its Great Neck, New York office and the registered representatives at such office will be offered the opportunity to relocate to either RPII's New York City office or GBI's Bethpage office. If the Sharing Consents are not obtained prior to the Effective Date, RPII shall continue to operate its Great Neck office until the Effective Date, after which it shall be closed as promptly as practicable; provided that RPII may close its Great Neck office prior to the Sharing Consents being obtained with the consent of GBI and after discussion with the employees located at the Great Neck office.

     (c) RPII shall close its Connecticut office as promptly as practicable after the execution of this Agreement. Registered representatives located at the Connecticut office will be offered the opportunity to relocate to RPII's New York City office or, if the Sharing Consents are obtained prior to the Effective Date, to GBI's Bethpage office.

     (d) As promptly as practicable after the date the Sharing Consents are obtained or, if RPII and GBI are advised that no Sharing Consents are necessary, the date on which RPII and GBI receive such advice (either such date being the "Sharing Commencement Date"), GBI shall (i) relocate the registered representatives located in its New York City office to RPII's New York City office and (ii) designate one or more of its supervisors to relocate to RPII's Boca Raton (Mizner) office.

     1.2 Supervisory Responsibility. RPII and GBI shall jointly designate registered representatives of GBI to become dually registered with NASDR (and other regulatory agencies having jurisdiction) as registered representatives of RPII and to have supervisory responsibility for the RPII New York City and Boca Raton (Mizner) offices. All RPII and GBI registered representatives in such offices shall report to such dually registered representatives. All RPII and GBI registered representatives located in the GBI Bethpage office shall report to a GBI supervisor in such office.

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     1.3 Departmental Operation.  Notwithstanding the provisions of Section 1.2, until the Effective Date, all RPII registered representatives located in the RPII New York City and Boca Raton (Mizner) offices and the GBI Bethpage office will operate as separate departments in each of such offices and all GBI registered representatives in such offices will similarly operate as separate departments in each of such offices.

     1.4 New Employees. From and after the Sharing Commencement Date, all newly hired registered representatives and other employees who are to be located at
(a) RPII's New York City office shall be employees of either RPII or GBI as RPII and GBI shall mutually agree, (b) GBI's Bethpage, New York office shall be employees of GBI, and (c) RPII's Boca Raton (Mizner), Florida office shall be employees of RPII.

     1.5 Order Processing. From and after the Sharing Commencement Date until the Effective Date, (a) all buy and sell orders from GBI registered representatives shall be processed through the trading room at GBI's Bethpage office and cleared by Bear, Stearns & Co., Inc. ("Bear Stearns") and (b) all buy and sell orders from RPII registered representatives shall be processed through the trading room at RPII's New York City office and cleared through Schroder & Co., Inc. ("Schroder"). The parties shall make mutually satisfactory arrangements with Bear Stearns, Schroder or another clearing company for clearance of trades subsequent to the Effective Date.

     1.6 Revenue Allocation; Telephone Services. All revenues generated between the Sharing Commencement Date and the Effective Date by registered representatives of each of RPII and GBI will be allocated to and accrue for the benefit of the firm of the generating registered representative. GBI and RPII shall mutually agree upon a method of allocation of expenses for employees of one firm occupying space of the other firm.

                                   ARTICLE II
                             POST-MERGER OPERATIONS

     2.1 Executive Committee. The Board of Directors of RPII shall appoint an Executive Committee initially consisting of the persons named in Schedule 2.1,


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which will report to the Board of Directors of RPII and shall be responsible for the consolidated operations of RPII on a day-to-day basis.

     2.2 Operating Committee. The Board of Directors of RPII shall appoint an Operating Committee initially consisting of the persons named or holding the offices listed in Schedule 2.2, which shall meet on a regularly scheduled basis to review and make recommendations with respect to all aspects of the consolidated operations of RPII and report to the Executive Committee.

     2.3 Account Overlaps.

     (a) A committee consisting of David Nussbaum, Roger Gladstone and Robert Gladstone (collectively, the "NGG Group") and Richard Rosenstock and Joseph Berland (together, the "RB Group") will review all customer accounts which, as of the Sharing Commencement Date, are serviced by both the NGG Group and the RB Group and shall allocate such accounts as follows:

          (i)  to the NGG Group;

          (ii) to the RB Group; or

          (iii)to a joint account to be shared equally by the NGG Group and the RB Group.

     (b) Customer accounts other than those referred to in Section 2.3(a) which, as of the Sharing Commencement Date, are serviced by registered representatives of both RPII and GBI shall be awarded to one or the other of such representatives by a committee initially consisting of Mark Zeitchick, Vince Mangone and Robert Gladstone, who shall make their determination in accordance with current policies of GBI consistently applied.


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     2.4 Commission and other Compensation Arrangements.

     (a) The maximum percentage of gross commissions payable to registered representatives of RPII shall be 50%, except as follows:

          (i)  the NGG Group shall receive 60%;

          (ii) each of Richard Berland and Richard Sonkin shall receive 75% or such lower payout as shall result in GBI not incurring losses as a result of his respective activities; and

          (iii)Oscar Sonkin will receive 100% of all commissions net after allocation and deduction of expenses attributable to his activities.

     (b) Notwithstanding the foregoing, the payouts to Richard Berland, Richard Sonkin and Oscar Sonkin shall be reduced if the payouts referred to above are required to be disclosed in RPII's regulatory and other filings.

     (c) No advance (up front) payments shall be made to any registered representative without the consent of the Executive Committee.

     (d) At least 50% of any warrants received by RPII in connection with any investment banking or financial advisory or consulting activities shall be allocated to RPII and up to 50% of such warrants shall be allocated to individuals based on their involvement with the transaction, as determined by a committee consisting of one person selected by the RB Group and one person selected by the NGG Group (initially, Joseph Berland and David Nussbaum). If none of the members of either group is then employed by RPII, such allocation shall be made by the Board of Directors of RPII. Such committee or the Board, as the case may be, may, in its discretion, make any such allocation to an individual subject to the recipient remaining in the employ of RPII for a specified period of time.


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     (e)  "Overrides" on retail  commissions  generated by RPII of the following aggregate percentages shall be payable to the following categories of employees, as determined by the Executive Committee:

                  Office Sales Managers                                2.0%
                  Office Assistant Sales Managers                      0.5%
                  Managing Directors                                   2.0%
                  Southeast Research Partners,                         1.0%
                    Inc. ("SERP") personnel


                                   ARTICLE III
                             TERMINATION PROVISIONS

     3.1 Relocation of Personnel. If the Merger Agreement is terminated prior to the Effective Date ("Termination Event"), then:

     (a) RPII registered representatives who have relocated to GBI's Bethpage office shall relocate to RPII's New York City office;

     (b) GBI's supervisory personnel who have relocated to RPII's Boca Raton (Mizner) office shall relocate to GBI's Bethpage office; and

     (c) GBI's registered representatives who have relocated to RPII's New York City office will, as promptly as possible but in no event more than 120 days after the occurrence of the Termination Event, relocate to alternative space in New York City as determined by GBI. During the period from the date of the occurrence of the Termination Event until the date of such relocation, GBI may continue to occupy such space on a month-to-month basis and shall pay RPII the fair rental value of the space occupied and services used by the GBI registered representatives and other personnel in RPII's New York City office.

     3.2 Non-Solicitation. For a period of one year following the date of occurrence of a Termination Event, neither RPII nor GBI, or any of their respective directors, officers, employees or agents, will, directly or indirectly, (a) solicit or attempt to solicit any account executive, registered


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representative  or other  employee  of the other firm,  who was  employed by the other firm on the date of this Agreement or thereafter, to leave his or her employment at the other firm, or (b) employ any such person. If a party violates the preceding sentence, then the duration of the restriction contained therein shall be automatically extended for a period of one year from the date on which such violation occurs or the date of the entry by a court of competent jurisdiction of a final order or judgment enforcing such restriction, whichever is later. The parties acknowledge that, in the event of a breach of the terms of this Section 3.2, the non- breaching party's remedy at law for monetary damages will be inadequate and that the non- breaching party will be entitled to injunctive relief.

                                   ARTICLE IV
                                     GENERAL

     4.1 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or by nationally recognized courier or mailed by registered mail (postage prepaid, return receipt requested) or by telecopy to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

          If   to RPII:

                           Research Partners International, Inc.
                           One State Street Plaza
                           New York, New York  10004
                           Attention:  Peter R. Kent
                           Telecopier:  212/363-4284

          with a copy to:

                           Squadron Ellenoff Plesent & Sheinfeld, LLP
                           551 Fifth Avenue
                           New York, New York  10176
                           Attention:  Kenneth R. Koch, Esq.
                           Telecopier:  212/697-6686


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          If   to GBI:

                           Gaines, Berland Inc.
                           1055 Stewart Avenue
                           Bethpage, New York  11714
                           Attention:  David Thalheim
                           Telecopier:  516/470-1060

          with a copy to:

                           Gusrae Kaplan & Bruno
                           120 Wall Street
                           New York, New York  10005
                           Attention:  Martin H. Kaplan, Esq.
                           Telecopier:  212/809-4147

          and, in either case, with a copy to:

                           Graubard Mollen & Miller
                           600 Third Avenue
                           New York, New York 10016
                           Attention: David Alan Miller, Esq.
                           Telecopier:  212/818-8881


     4.2 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by the parties.

     4.3 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     4.4 Entire Agreement. This Agreement and the Schedules hereto constitute the entire agreement and supersede all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

     4.5 Benefit. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Parties.


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     4.6 Governing  Law. This  Agreement  shall be governed by, and construed in accordance with, the law of the State of New York.

     4.7 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.

     4.8 Decisions. Any determination or decision to be made hereunder by a committee or other group consisting of at least two persons, shall be made by the majority consent of such persons, except as otherwise provided herein.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first written above.

                                    RESEARCH PARTNERS INTERNATIONAL, INC.


                                        /s/ Peter R. Kent
                                    By: ____________________________________
                                        Name:    Peter R. Kent
                                        Title:   Chief Operating Officer



                                    GAINES, BERLAND INC.


                                        /s/ Richard J. Rosenstock
                                    By:_______________________________________
                                        Name:    Richard J. Rosenstock
                                        Title:   President


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